Exhibit 5.1

March 24, 2026	Barristers & Solicitors / Patent & Trade-mark Agents Norton Rose Fulbright Canada LLP 222 Bay Street, Suite 3000, P.O. Box 53 Toronto, Ontario M5K 1E7 CANADA
Optimi Health Corp.
269 David Brown Way,	F: +1 416.216.3930
Princeton, BC V0X 1W0 Canada	nortonrosefulbright.com

Dear Sirs and Mesdames:

Optimi Health Corp. – Registration Statement on Form F-1

We have acted as Canadian counsel to Optimi Health Corp. (the “Company”), a company existing under the provincial laws of British Columbia, in connection with a registration statement on Form F-1, including all amendments and supplements thereto (the “Registration Statement”), as filed by the Company with the United States Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the Company’s initial public offering of common shares, with no par value (the “Common Shares”), in the United States (the “Offering”).

In connection with the Offering, the Company is offering an aggregate of a number of Common Shares as set forth in the Registration Statement (the “Offered Shares”) and is also registering the issuance of (i) warrants to purchase up to a number of Common Shares as set forth in the Registration Statement (the “Underwriter Warrants”) to Joseph Gunnar & Co., LLC (the “Underwriter”), as well as (ii) up to a number of Common Shares as set forth in the Registration Statement issuable upon the exercise of the Underwriter Warrants to purchase Common Shares at a price per Common Share equal to 120% of the initial public offering price (the “Underwriter Warrant Shares”).

The Offered Shares, the Underwriter Warrants and the Underwriter Warrant Shares, together with any additional Offered Shares issued to the Underwriter (the “Additional Offered Shares”) to cover over-allotments, if any, are collectively referred to as the “Registerable Securities”. The Registerable Securities are to be sold pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into between the Company and the Underwriter, as described in the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Underwriting Agreement.

This opinion letter is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K.

Examination of Documents

As Canadian counsel to the Company, in giving the opinions expressed below, we have participated in the preparation of, and have examined executed copies of the Registration Statement and the Underwriting Agreement.

For the purposes of the opinions expressed below, we have considered such questions of law, examined such statutes, regulations, public records and certificates of government officials and examined originals or copies certified, authenticated or otherwise identified to our satisfaction of such records of corporate proceedings, corporate documents attached to the public records, certificates, opinions and instruments and have made such other investigations as we have considered necessary or desirable in connection with the opinions hereinafter set forth, including, but not so as to limit the generality of the foregoing, the following:

1.	the articles and notice of articles of the Company;

Norton Rose Fulbright Canada LLP is a limited liability partnership established in Canada.

Norton Rose Fulbright Canada LLP, Norton Rose Fulbright LLP, Norton Rose Fulbright Australia, Norton Rose Fulbright South Africa Inc and Norton Rose Fulbright US LLP are separate legal entities and all of them are members of Norton Rose Fulbright Verein, a Swiss verein. Norton Rose Fulbright Verein helps coordinate the activities of the members but does not itself provide legal services to clients. Details of each entity, with certain regulatory information, are at nortonrosefulbright.com.

2.

resolutions of the board of directors of the Company authorizing and approving, among other things, the Underwriting Agreement, the Registration Statement, and the creation, issue and sale of the Registerable Securities;

3.

a certificate of compliance in respect of the Company issued under the Business Corporations Act (British Columbia) on March 10, 2026 (the “Certificate of Compliance”) and have assumed that such certificate continues to be complete, true and accurate as of the date of this opinion as if issued on this date; and

4.

as to certain matters of fact relevant to the opinion expressed below, a certificate of an officer of the Company dated the date of this opinion addressed to Norton Rose Fulbright Canada LLP (the “Company Certificate”).

We have not reviewed the minute books or, except as described above, any other corporate records of the Company.

Assumptions and Reliances

We have relied exclusively upon the certificates, documents and records we examined with respect to the accuracy of the factual matters contained in them and we have not performed any independent investigation or verification of those factual matters. We have assumed those factual matters were accurate on the date given and continue to be accurate as of the date of this opinion.

For the purposes of the opinions expressed below, we have assumed, without independent investigation or inquiry, that:

1.

with respect to all documents examined by us, the signatures are genuine, the individuals signing those documents had legal capacity at the time of signing, all documents submitted to us as originals are authentic, and all documents submitted to us as copies conform to the authentic original documents;

2.

the indices and records in all filing systems maintained in all public offices where we have searched or inquired or have caused searches or inquiries to be conducted are accurate and current, and all certificates and information issued or provided under those searches or inquiries are and remain accurate and complete;

3.	all information contained in all documents reviewed by us is true and correct; and

4.	there is no foreign law that would affect the opinions expressed herein.

We also have assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We have also assumed that at all relevant times:

1.

at the time of offer, issuance and sale of any Registerable Securities, the Registration Statement will have been declared effective under the Securities Act, and no stop order suspending its effectiveness will have been issued and remain in effect;

2.

each purchase, underwriting or other agreement, indenture, certificate, instrument or other document relating to the Company’s creation, authentication, issuance, sale and/or delivery of the Registerable Securities to which the Company is party and/or the Offering: (i) has been duly authorized, executed and delivered by all parties thereto other than the Company and such parties have the capacity to do so; (ii) constitutes a legal, valid and binding obligation of all parties thereto, other than the Company; (iii) and is enforceable in accordance with its terms against all parties thereto, other than the Company;

3.

all Registerable Securities will be offered and sold in compliance with applicable United States federal and state securities laws, the Underwriting Agreement and in the manner stated in the Registration Statement;

4.	no order, ruling or decision of any court or regulatory or administrative body is in effect at any relevant time that restricts the issuance of the Registerable Securities or the Offering; and

5.

if any obligation in connection with the Offering is required to be performed in a jurisdiction outside of the Province of British Columbia, the performance of that obligation will not be illegal under the laws of that jurisdiction.

Where our opinion expressed herein refers to any of the Registerable Securities having been issued as “fully paid and non-assessable”, such opinion assumes that all required consideration (in whatever form) has been paid for such Registerable Securities. No opinion is expressed as to the adequacy of any consideration received.

With respect to our opinions below, we have relied, insofar as such opinions relate to questions of fact, upon the Company Certificate. In giving the opinion expressed in paragraph 1 below, we have relied solely on the Certificate of Compliance, which we have assumed continues to be accurate as of the date hereof.

Jurisdiction

We are solicitors qualified to express opinions only with respect to the laws of the Province of British Columbia and the opinion expressed herein relates only to the laws of the Province of British Columbia and the federal laws of Canada applicable therein as in effect on the date hereof.

This opinion letter is limited to the Province of British Columbia and the federal laws of Canada, including the rules and regulations, as in effect on the date hereof. We undertake no responsibility to monitor the Company’s future compliance with applicable laws, rules or regulations of the Commission or other governmental body.

Opinion

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.	The Company is a corporation existing under the Business Corporations Act (British Columbia).

2.

The Offered Shares and Additional Offered Shares have been duly authorized, validly issued, and, upon the payment of the consideration therefor, will be fully paid and non-assessable common shares in the capital of the Company.

3.

The Underwriter Warrants have been duly authorized, and, when issued in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will be validly issued.

4.

The Underwriter Warrant Shares have been duly authorized, and, when issued and paid for upon exercise of the Underwriter Warrants as contemplated by the Underwriter Warrants, will be validly issued, fully paid and non-assessable common shares in the capital of the Company.

Reliance

This opinion letter is given as of the date hereof and we disclaim any obligation or undertaking to advise you of any changes in law or fact affecting or bearing upon this opinion occurring after the date hereof which come, or are brought, to our attention.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to use of our name under the heading “Legal Matters” as regards Canadian law in the prospectus contained therein. In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours very truly,

/s/ Norton Rose Fulbright Canada LLP

Norton Rose Fulbright Canada LLP

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